EXHIBIT 10

IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT

IN AND FOR LEON COUNTY, FLORIDA

ASC RECAP, LLC,

Plaintiff,

v.	CASE NO. 2014-CA-210

NUSTATE ENERGY HOLDINGS, INC.

Defendant.

__________________________________/

ORDER GRANTING APPROVAL OF SETTLEMENT

AGREEMENT AND STIPULATION

This matter came before the Court on March 12, 2014, for a hearing on Plaintiff’s Motion for Approval of Settlement Agreement and Stipulation, and Request for Fairness Hearing. The Parties have entered into a written Settlement Agreement and Stipulation, a copy of which is attached hereto. The Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation, and being otherwise fully advised in the premises, the Court finds as follows:

1.               The Court has been advised that the Parties intend that the sale of the “Settlement Shares” (as defined by the Settlement Agreement and Stipulation) to and the resale of the Settlement Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Settlement Shares by Defendant to Plaintiff are fair to Plaintiff.

2.               The hearing was scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing, and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement and Stipulation.

3.               The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement and Stipulation are fair to Plaintiff, the only party to whom the Settlement Shares will be issued.

4.               The fairness hearing was open to Plaintiff and any other interested parties. Plaintiff and Defendant were represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

5.               Based upon the above, the Court finds the Settlement Agreement and Stipulation to be both procedurally and substantively fair to the Plaintiff, and hereby approves same.

It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Settlement Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act, and that the sale of the Settlement Shares to Plaintiff and the resale of the Settlement Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933.

DONE AND ORDERED at Tallahassee, Leon County, Florida, this 12th day of March, 2014.

/s/ John C. Cooper
JOHN C. COOPER
CIRCUIT JUDGE

cc:	E. Dylan Rivers, Esquire
Kevin Yates, CEO
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SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and Stipulation dated as of February 6, 2014 by and between plaintiff ASC Recap LLC (“ASC”), and defendant Nustate Energy Holdings, Inc. (“COMPANY”).

BACKGROUND:

WHEREAS, there are bona fide outstanding Claims against the Company in the principal amount of not less than $2,531,565.00; and

WHEREAS, these liabilities are past due; and

WHEREAS, ASC acquired such liabilities on the terms and conditions set forth in the Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, ASC and the Company desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A annexed hereto (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1.               Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $2,531,565.00

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“COMMON STOCK” shall mean the Company’s common stock, $0. 001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean the Circuit Court of the Second Judicial Circuit, Leon County, Florida.

“DISCOUNT” shall mean twenty five (25%) percent.

“DTC” shall have the meaning specified in Section 3b.

“DWAC” shall have the meaning specified in Section 3b.

“FAST” shall have the meaning specified in Section 3b.

“GROSS PROCEEDS” shall mean proceeds from sales of Settlement Shares by ASC.

“NET PROCEEDS” shall mean Gross Proceeds less all brokerage, clearing and delivery related fees and charges associated with the generation of such Gross Proceeds, including but not limited to, commission and execution fees, ticket and deposit fees, DTC and Non-DTC, transfer agent and clearing agent fees.

“PRINCIPAL MARKET” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the Over the Counter Bulletin Board, OTCXD, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“REMITTANCE AMOUNT” shall mean NET PROCEEDS multiplied by one minus the Discount ((1 – 0.25) or 0.75);

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“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“SETTLEMENT SHARES” shall have the meaning specified in Section 3a.

“TRADING DAY” shall mean any day during which the Principal Market shall be open for business.

“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

               2.               Fairness Hearing. Upon the execution hereof, Company and ASC agree, pursuant to Section 3(a) (10) of the Securities Act of 1933 (the “Act”) [and the applicable section of the General Statutes of Florida], to promptly submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

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               3.               Settlement Shares. a. Following entry of an Order by the Court in accordance with Paragraph 2 herein and the delivery by ASC and Company of the Stipulation of Dismissal (as defined below), in settlement of the Claims, the Company shall issue and deliver to ASC shares of its Common Stock (the “Settlement Shares”) in one or more tranches as necessary, and subject to adjustment and ownership limitations as set forth below, sufficient to generate proceeds such that the aggregate Remittance Amount equals the Claim Amount. In addition, upon the execution of this Agreement, the Company shall issue to ASC a convertible promissory note in the principal amount of One Hundred Twenty Five Thousand Dollars ($125,000.00), maturing six (6) months from the date of issuance. The convertible promissory note shall have no registration rights and shall be convertible into the common stock of the Company at any time at a conversion price equal to 50% of the low closing bid price for the twenty days prior to conversion.

                                 b.            No later than the fifth Trading Day following the date that the Court enters the Order, time being of the essence, Company shall: (i) cause its legal counsel to issue an opinion to Company’s transfer agent, in form and substance reasonably acceptable to ASC and such transfer agent, that the shares of Common Stock to be issued as the Initial Issuance and any additional issuance are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by ASC without restriction pursuant to the Court Order; and (ii) issue the Settlement Shares, in tranches as necessary, by physical delivery, or as Direct Registration Systems (DRS) shares to ASC’s account with The Depository Trust Company (DTC) or through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any legends or restriction on transfer pursuant to the Court Order. The date upon which the first tranche of the Settlement Shares has been received into ASC’s account and are available for sale by ASC shall be referred to as the “Issuance Date”.

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                                 c.             The Company shall deliver to ASC, through the initial tranche and any required additional tranches, that number of Settlement Shares the proceeds of sales of which generate an aggregate Remittance Amount equal to the Claim Amount. Following the sale and settlement of each tranche of Settlement Shares issued by the Company to ASC, ASC shall cause to be disbursed the Remittance Amount associated with such tranche to Sellers in accordance with the Claim Purchase Agreement(s). To the extent that the Company issues Settlement Shares in excess of that necessary to satisfy the aggregate Claim Amount, ASC shall return any excess Settlement Shares to Company for retirement to treasury stock. The parties reasonably estimate that the fair market value of the Settlement Shares and all other amounts received or to be received by ASC is equal to approximately $3,540,000.00. The parties acknowledge that the number of Settlement Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

                                 d.            Notwithstanding anything to the contrary contained herein, the Settlement Shares beneficially owned by ASC at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by ASC, or deemed beneficially owned by ASC, would result in ASC owning more than 9.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any additional issuances in one or more tranches.

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               4.               Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

               5.               Releases. Upon receipt of all of the Settlement Shares required to be delivered hereby, in consideration of the terms and conditions of this Agreement, and except for the obligations, representations and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect ASC’s right and title to any securities heretofore or hereafter issued to it by Company or any subsidiary of Company.

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               6.               Representations. Company hereby represents, warrants and covenants to ASC as follows:

                                 a.             There are 750 million shares of Common Stock of the Company authorized, of which 504.38 million Shares of Common Stock are issued and outstanding as of February 6, 2014;

                                 b.             The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

                                 c.             Upon Court approval of this Stipulation and entry of the Order, the shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

                                 d.            The Company has reserved from its duly authorized capital stock a number of shares of Common Stock at least equal to the number of shares that could be issued pursuant to the terms of the Order;

                                 e.             If at any time it appears reasonably likely that there may be insufficient authorized shares to fully comply with the Order, Company shall promptly increase its authorized shares to ensure its ability to timely comply with the Order;

                                 f.             The execution of this Agreement and performance of the Order by Company and ASC will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

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                                 g.             Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

                                 h.             The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

                                 i.              The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

                                  j.             Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company’s common stock or other securities;

                                 k.             There has been no modification, compromise, forbearance, or waiver entered into or given by the Company with respect to the Claims. There is no action based on the Claims by the Company that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding;

                                  l.             There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

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                                  m.           Except as set forth on Exhibit 6 (m), no Seller within the past ninety (90) days has been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act;

                                 n.             To the best of the Company’s knowledge, no Seller is, directly or indirectly, utilizing any of the proceeds received from ASC for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

                                 o.             Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

                                  p.            No Seller will, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims.

                                 q.             Company acknowledges that ASC or its affiliates may from time to time, hold outstanding securities of the Company, including securities which may be convertible in shares of the Company’s common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

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                                 ASC hereby represents, warrants and covenants to Company as follows:

               a.                It is the owner of the Claims;

               b.               It is a limited liability company duly filed and in good standing under the laws of Connecticut, and

               c.               The execution, delivery and performance of this Stipulation by ASC has been duly authorized by all requisite action on the part of ASC, and this Stipulation has been duly executed and delivered by ASC.

               7.               Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the continuing jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

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               8.               Conditions Precedent/ Default.

                                 a.               If Company shall default in promptly delivering the Settlement Shares to ASC in the form and mode of delivery as required by Section 3 herein;

                                 b.               If the Order shall not have been entered by the Court on or prior to March 31, 2014;

                                 c.               If the Company shall fail to comply with the Covenants set forth in Paragraph 14 hereof;

                                 d.               If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or minimum prices shall been established for securities traded on the Principal Market; or there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of the ASC, makes it impracticable or inadvisable to trade the Settlement Shares; and such suspension, limitation or other action is not cured within ten (10) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement shall be null and void, unless otherwise agreed by written agreement of the parties.

               9.               Information. Company and ASC each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

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               10.             Ownership and Authority. Company and ASC represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

               11.             No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions in any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

               12.             Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

               13.             Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement.

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               14.             Covenants.

                                 a.             For so long as ASC or any of its affiliates holds any Settlement Shares, neither Company nor any of its affiliates shall, without the prior written consent of ASC (which may not be unreasonably withheld), vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of Company’s Board of Directors), or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (2) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (3) taking any action which would impede the purposes and objects of this Settlement Agreement. The provisions of this paragraph may not be modified or waived without further order of the Court.

                                 b.            Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement. The Company shall file such additional SEC filings as may be required in respect of the transactions.

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               15.             Indemnification. Company shall indemnify, defend and hold ASC and its affiliates harmless with respect to all obligations of Company arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or directly by the Seller or shareholders of Company.

               16.             Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after have been so advised.

               17.             Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonably attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, expenses and costs.

               18.            Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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               19.             Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Court (as defined in this Agreement).

               20.              Exclusivity. For a period of thirty (30) days from the date of the execution of this Agreement, (a) Company and its representatives shall not directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby, and (b) ASC shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

               21.             Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

               22.             NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                                 (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                                 (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                                 (c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

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in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Nustate Energy Holdings, Inc.
Attn: Chief Executive Officer
Tel No.: 803-748-1309
Fax: 803-748-1288

and the copy should go to:

_____________________
_____________________
_____________________
_____________________
_____________________
T  ___________________  |  F _____________

ASC Recap LLC

c/o 90 Grove Street, Ste. 108

Ridgefield CT 06877

Telephone No.: 203-431-8300

and

Krieger & Prager llp

39 Broadway

Suite 920

New York, NY 10006

Attn: Samuel M. Krieger, Esq.

Telephone No.: (212) 363-2900

Telecopier No.: (212) 363-2999

E-mail : sk@kplawfirm.com

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IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

ASC RECAP LLC

By:	/s/ Stephen Hicks
Name: Stephen Hicks
Title: Manager

NUSTATE ENERGY HOLDINGS, INC.

By:	/s/ Kevin Yates
Name: Kevin Yates
	Title:	Chief Executive Officer
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